BY-LAWS
                                       Of

                          ROTUNDA OIL AND MINING, INC.
--------------------------------------------------------------------------------
          ARTICLE I - OFFICES

          Section 1.  The principal  office of the  corporation  in the State of

Utah shall be at 135 West 900 South,  Salt Lake City,  UT 84101.  The officer in charge thereof is Lane Clissold.


          Section 2.  The  Corporation  may have such  other  offices  within or without the state as the board of directors may from time to time designate.

                            ARTICLE 11 - STOCKHOLDERS

          Section 1.  Annual  Meeting  The annual  meeting  of the  stockholders shall be held at the  corporate  office on the third  Friday of November of each year at the  hour of 10:00  am.,  or at such  other  time as may be fixed by the board  of  directors,  for  the  purpose  of  electing  directors  and  for  the transaction  of such  other  business  as may come  before the  meeting.  If the election of  directors  shall not be held on the day  designated  herein for the annual meeting or at any adjournment thereof, the board of directors shall cause the  election  to be held  at a  special  meeting  of the  stockholders  as soon thereafter as may be convenient.

          Section 2.  Special  Meetings.  Special meetings of the  stockholders,

for any purpose or purposes,  unless  otherwise  prescribed  by statute,  may be called by the president or by any director, and shall be called by the president at the written request of fifteen percent (15%) of all outstanding shares of the corporation  entitled to vote at the meeting.  Unless  requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting,

a  special  meeting  need  not  be  called  to  consider  any  matter  which  is substantially  the same as a matter voted on at any meeting of stockholders held during the preceding twelve months.

          Section 3.  Place of Meeting. The board of directors may designate any place,  either in the State of Utah or elsewhere,  as the place of any annual or special meeting of stockholders.

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proxy shall be filed with the secretary of the corporation before or at the time of the  meeting.  A proxy shall be void one year after it is executed  unless it shall,  prior to the  epirationof  one year have been  renewed in  writing.  All proxies shall be revocable.

          Section 9.  Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter suibmitted to a vote at a meeting of stockholders.

          Section 10. Informal  Action by  Stockholders.  Any action required or permitted  to be taken at a meeting of the  stockholders,  except  matters as to which dissenting  stockholders  may hold a statutory right of appraisal,  may be taken  without a meeting if a consent in  writing,  setting  forth the action to take,  shall be signed by a majority of the  stockholders  entitled to vote with respect  to the  subject  matter  thereof.  Notice of any such  action  shall be provided to stockholders in the rnanner set forth in Section 4 of these By-laws,

within ten (10) days of the effective date of the action.

          Section 11. Cumulative Voting There shall be no cumulative voting of shares.

          Section 12. Removal of Directors,  At a meeting  called  expressly for that purpose,  directors may be removed with or without cause,  by a vote of the holders  of a  majority  of the  shares  entitled  to  vote  at an  election  of directors.

                             ARTICLE 111- DIRECTORS

          Section  1. The  business  and  affairs of this  corporation  shall be managed  by its  Board of  Directors,  which may be no less than two (2) no more than seven (7) in number.  The directors  need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholder at the annual meeting of stockholder of the corporation. Each director shall be elected for the term of one (1) year,  and until his  successor  shall have been elected and accepted his election to the Board in writing.

          Section 2.  The number of directors may be increased or decreased from time  to time  by the  vote  of a  majority  of the  outstanding  shares  of the corporation.

          Section 3.  Regular   meetings.A  regular  meeting  of  the  board  of

directors  shall be held without any notice  other than this by-law  immediately after, and at the same place as, the annual

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          Section 4.  Notice of Meeting.  Written notice stating the place,  day and hour of the  meeting  and,  in case of a special  meeting,  the  purpose  or purposes for which the meeting is called,  shall, unless otherwise prescribed by statute,  be  delivered  not less  than ten (10) nor more than  fifty  (50) days before the meeting,  either personally or by mail, to each stockholder of record entitled to vote at such meeting.  If maiIed such notice shall,  be deemed to be delivered  ten days (10) after it has been  deposited in the United States Mail,

addressed to the  stockholder at his address as it appears on the share registry of the corporation, with postage thereon prepaid.

          Section 5.  Closing of Transfer  Books or Fixing of Record  Date.  For

any purpose requiring  identification of shareholders,  the record date shall be established by the board of diretors, and shall be not more than fifty (50) days from  the  date on  which  any  such  purpose  is to be  accomplished.  Absent a resolution establishing any such date, the record date shall be deemed to be the date on which any such action is accomplished.

          Section 6.  Voting List. The corporation shall maintain a stock ledger which contains:

                 (1)  The name and address of each stockholder.

                 (2)  The  number of shares of stock of each  class  which the stockholder holds.

The stock ledger shall be in written form and available  for visual  inspection.

The original or a duplicate  of the stock ledger shall be kept at the  principal office of the corporation.

          Section 7.  Quorum.  A  majority  of  the  outstanding  shares  of the corporation  entitled  to  vote,  represented  in  person  or  by  proxy,  shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding  shares are  represented  at a meeting,  a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be presented or represented,  any business may be  transacted  which might have been  transacted at the meeting as originally  noticed.  The stockholders  present at a duly organized  meeting may continue to transact business until adjounment,  notwithstanding  the withdrawal of enough stockholders to reduce the number of stockholders present to less than a quorum.

          Section 8.  Proxies At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly

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authorized  attorney  in  fact.  Such  meeting  of  stockholders.  The  board of directors  may  provide,  by  resolution,  the time and place for the holding of additional regular meetings without notice other than such resolution.

          Section 4.  Special  Meetings.   Special  meetings  of  the  board  of

directors  may be called by or at the request of the  president or any director.

The person or persons calling any such meeting may fix the time and place of the meeting.

          Section 5.  Notice  Notice of any  special  meeting  shall be given at least five(5) days previously  thereto by written notice  delivered  personally,

mailed or delivered by fax to each  director at his  business  address.  Notices shall be deermed to have been delivered when  transmitted  personally or by fax,

and two days after mailed.  Any director may waive notice of any meeting so long as such  waiver is in  writing.  The  business  to be  conducted  at any special meeting need not be specified in the notice.

          Section 6.  Quorum A majority of the duly  elected  board of directors shall  constitute  a quorum of the board of  directors  for the  transaction  of business at any meeting of the board of directors.

          Section 7.  Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present  shall be the act of the board of directors.

          Section 8.  Informal  Action by  Directors.  Action  consented to by a majority  of the board of  directors  without a meeting  is  nevertheless  board action  so long as (a) a  written  consent  to the  action  is signed by all the directors of the corporation  and (b) a certificate or resolution  detailing the action  taken is filed  with the  minutes  of the  corporation.  Any one or more directors may  participate  in any meeting of the board of directors by means of conference  telephone or other similar  communications  device which permits all directors to hear the comments made by the others at the meeting.

          Section 9.  Executive and other Commitees, The board of directors may,

from time to time, as the business of the corporation  may demand,  delegate its authority to committees of the board of directors under such term and conditions as it  may  deem  appropriate.  The  appointment  of  any  such  committee,  the

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delegation  of  authority  to it or action by it under that  authority  does not constitute of  itself,compliance  by any director not a member of the committee,

with  the  standard  provided  by  statute  for the  performance  of  duties  of directors.

          Section 10. Compensation.  By  resolution  of the board of  directors,

each director may be paid his expenses, if any, of attendance at each meeting of the board of  directors,  and may be paid a stated salary as director or a fixed per diem for attendance at each such meeting of the board of directors, or both.

No such payments shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 11. Presumption of Assent.  A director of the  corporation who is  present  at a  meeting  of the  board of  directors  at which  action on any corporate action is taken shall be presumed to have assented to the action taken unless he shall  announce  his dissent at the meeting and his dissent is entered in the minutes  and he shall  forward  such  dissent by  registered  mail to the secretary of the corporation immediately after the adjounment of the meeting.

          Section 12. Certificates  of  Resolution.  At any  such  time as there shall  be  only  one  duly  elected  and  qualified  director,  actions  of  the corporation  may be manifest by the  execution by such director of a Certificate of Resolution  specifying  the corporate  action taken and the effective date of such action.

                              ARTICLE IV - OFFICERS

          Section 1.  Number.  Officers of the corporation  shall be a president and a secretary,  each of whom shall be elected by the board of directors.  Such other officers and assistant  officers as may be deemed necessary may be elected or appointed by the board of  directors.  Any two or more offices may be held by the same person,  except that no officer may act in more than one capacity where action of two or more officers is required by law.

          Section 2.  Election  and  Term   of  Office.   The  officers  of  the

corporation  shall be  elected  annually  by the board of  directors  after each annual meeting of the stockholders.  Each officer shall hold office for a period of one (1) year and until his  successor  shall have been duly elected and shall have accepted his election as an officer of the corporation in writing.

          Section 3.  Removal.  Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will

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be served thereby. Election to an office in the corporation shall not create any contractual right of any type or sort in the person elected.

          Section 4.  Vacancies  A vacancy  in any  office  may be filled by the board of directors for the unexpired portion of the term.

          Section 5.  Vacancies.  The  president  shall  be a  director  of  the corporation and shall be the principal executive officer of the corporation, and subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation.  The president shall have authority to institute or defend legal  proceedings  when the directors are deadlocked.  He shall, when present, preside at all meetings of the stockholders and of the  board of  directors.  He ma sign,  with the  secretary  or any other proper  officer  of  the  corporation  thereunto  authorized  by  the  board  of directors,  certificates  for shares of the corporation,  any deeds,  mortgages,

bonds,  contracts,  or  other  instruments  which  the  board of  directors  has authorized  to be  executed  except in cases  where the  signing  and  execution thereof  shall be  expressly  delegated  by the board of  directors  or by these by-laws to some other officer or agent of the corporation,  or shall be required by law to be otherwise  signed or  executed,  and in general  shall  perform all duties  incident  to the office of  president  and such  other  duties as may be prescribed by the board of directors from time to time.

          Section 6.  Secretary The secretary shall: (a) keep the minutes of the proceedings  of the  stockholders  and of the board of  directors in one or more books  provided  for that  purpose;  (b) see that all  notices are duly given in accordance  with the  provisions  of these by-laws or as required by law; (c) be custodian of the corporate  records and of the seal of the corporation,  if any;

(d) keep a register of the post office address of each  stockholder  which shall be furnished to the secretary by such stockholder, (e) sign, with the president,

certificates  for shares of the  corporation,  the  issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock registry of the corporation,  (g) have charge and custody of and be responsible  for all funds and  securities of the  corporation;  (h) Receive and give receipts for moneys due and payable to the corporation and deposit all such moneys  in  the  name  of  the  corporation  in  such  bank  accounts  as may be

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established for that purposed;  and (i) in general,  perform all duties incident to the office of  secretary,  as well as such duties as generally  required upon treasurers of corporations.

          Section 7.  Salaries. The salaries of the officers shall be fixed from time to time by the board of directors  and no officer  shall be prevented  from receiving  such  salary by reason of the fact that he is also a director  of the corporation.

                    ARTICLE V - INDEMNIFICATION OF DIRECTORS

                        AND OFFICERS OF THE CORPORATION.

          Section 1.  The corporation shall indemnify any person who was or is a party or threatened to be made a party to any  threatened,  pending or completed

action,   suit  or  proceeding  whether  civil,   criminal,   administrative  or

investigative  (other tharn an action by or in the right of the  corporation) by reason of the fact that he is or was a  director  or oficer of the  corporation,

againstt expenses (including attorneys fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by him in connection  with such action,  suit or  proceeding,  if he acted  in good  faith  and in a  manner  he reasonably  believed  to be in or not  opposed  to  the  best  interests  of the corporation,  and with respect to any  criminall  action or  proceeding,  had no reasonable  cause to believe his conduct was unlawful.  The  termination  of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo  contendere or as  equivalent  shall not,  without  more,  create a presumption  tha the person  did not act in good faith and in a manner  which he reasonably  believed  to be in or  not  opposed  to  the  best  mterest  of  the corporation,  and,  with  respect  to any  criminal  action or  prooceding,  had reasonable cause to believe that his conduct was unlawful.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1.  Contracts The board of directors may authorize any officer or  officers  or agents to enter into any  contract  or execute  and deliver any instrument,  including loans,  mortgages,  checks, drafts,  deposits,  deeds and documents  evidencing other transactions,  in the name of the corporation.  Such authority may be general or confined to specific instances.

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            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

          Section 1.  Certificates for Shares.  Certificates representing shares of  the  corporation  shall  be in  the  form  approved  in  the  organizational resolutions  of the  corporation.  They  shall be  signed by the  president  and secretary of the corporation.  Each certificate shall be consecutively  numbered or otherwise  identified.  The name and address of the person to whom the shares represented  thereby  are  issued,  with the number of shares and date of issue,

shall  be  entered  on  each  certificate  and  on  the  stock  registry  of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former  certificate for a like number of shares shall have been surrendered and canceled,  except in the case of a lost, destroyed or mutilated certificate,  a new one may be issued therefor  upon  such  terms of  indemnity  to the  corporation  as the  board of directors may prescribe.

          Section 2.  Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock  registry  of the  corporation  by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer,  or by his attorney  thereunto  authorized by power of attorney duly executed and filed with the secretary of the  corporation,  and on surrender for cancellation of the  certificates  for such shares.  The person in whose name shares  stand on the books o the  corporation  shall be deemed by the corporation to be the owner thereof for all purposes.

                            ARTICLE VII - FISCAL YEAR

          Section 1.  The  fiscal  year of the  corporation  shall  begin on the first day of January of each year and expire of the thirty-first day of December of each year.

                           ARTICLE IX - CORPORATE SEAL

          Section 1.  Use  of  the  corporate  seal  adopted  by  the  board  of directors shall be optional with the officer or agent of the corporation signing any document on behalf of the corporation.  No Duly executed  corporate document shall be void because it does not bear the imprint of a seal.

                          ARTICLE X - WAIVER OF NOTICE

          Section 1.  Whenever  any  notice  is  required  to be  given  to  any stockholder or director of the corporation under these By-laws, by provisions of the Articles of Incorporation,  or by the State of the Utah, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated  therein,  shall be deemed  equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

          Section 1.  The board of directors shall have the power to make, alter and repeal by-laws; but by-laws made by the board may be altered or repeated, or new by-laws made, by the stockholders.

          ADOPTED by the order of the directors of the corporation on November 10, 1995.

                           ROTUNDA OIL AND MINING INC.




                                  /s/ April Clissold
                                  --------------------------------
                                  Secretary